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                                                                    EXHIBIT 17.1

                     SUN GROWTH VARIABLE ANNUITY FUND, INC.
                          ONE SUN LIFE EXECUTIVE PARK
                      WELLESLEY HILLS, MASSACHUSETTS 02181
                                     PROXY

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David D. Horn and Bonnie S. Angus as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of stock of Sun Growth
Variable Annuity Fund, Inc. held of record by the undersigned on October   ,
1996 at the Special Meeting of Stockholders of the Fund (the "Meeting") to be held on __________, 1996, or any adjournment thereof.

    1. Proposal to:

       (a) authorize the transfer of the assets and liabilities of Sun Growth Variable Annuity Fund, Inc. (the "Fund") to the Money Market Series of MFS/Sun Life Series Trust in exchange for shares of the Money Market Series, all in accordance with an Agreement and Plan of Reorganization dated October 1, 1996 between the Fund and MFS/Sun Life Series Trust (the "Agreement"); and

       (b) subject to the consummation of the aforesaid transfer, to authorize the dissolution of the Fund and the distribution on a pro rata basis to the stockholders of the Fund of all shares of the Money Market Series received by the Fund in accordance with the terms of the Agreement.

                   FOR  / /       AGAINST  / /       ABSTAIN  / /

    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

The Directors recommend that you vote "FOR" Proposal No. 1. As to any other matter, said Proxies shall vote in accordance with their best judgment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL No. 1.

                                          DATED __________________________, 1996
                                          ______________________________________
                                          Signature of Stockholder

                                          ______________________________________
                                          Signature of Stockholder

                                          Please sign exactly as name appears
                                          hereon. Executors, administrators,
                                          trustees, etc., should so indicate
                                          when signing. Corporations should show
                                          full corporate name and title of
                                          authorized signing officer.
PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.